Exhibit 99.1

Independent Bank Corp. Reports First Quarter Net Income of $12.3 Million

ROCKLAND, Mass.--(BUSINESS WIRE)--April 25, 2013--Independent Bank Corp., (NASDAQ: INDB), parent of Rockland Trust Company, today announced net income for the first quarter of 2013 was $12.3 million, or $0.54 on a diluted earnings per share basis. The results of the first quarter of 2013 represent an increase of $0.09, or 20.0%, on a diluted earnings per share basis as compared to the fourth quarter of 2012. These quarters contained various items such as merger and acquisition expenses, which the Company considers to be non-core in nature. When excluding these items, net operating earnings for the first quarter were $13.3 million, or $0.58 on a diluted earnings per share basis, as compared with the prior quarter net operating earnings of $13.7 million, or $0.61 on a diluted earnings per share basis. Additionally, the Company’s net operating earnings increased by $1.1 million or 9.2%, as compared to the year ago quarter’s net operating earnings of $12.2 million.

Christopher Oddleifson, President and Chief Executive Officer of Independent Bank Corp. and Rockland Trust Company, stated: “Despite the pervasive low interest rate environment, Rockland Trust continues to perform well as a result of our customer centric approach. Our formula for success – high-touch service, state-of-the-art technology, and convenient banking options – allows our customers to bank on their terms. Our focus remains on growing long-term profitable relationships while continuing to add value for our shareholders. This quarter’s performance reflects continued progress in both of these areas.”

BALANCE SHEET

Total assets of $5.7 billion at March 31, 2013 have decreased by $35.9 million from the prior quarter and increased by $735.4 million, or 14.8%, as compared to the year ago period, inclusive of the acquisition of Central Bancorp, Inc. (“Central”) in November 2012.

Total loans of $4.5 billion at March 31, 2013, have decreased by $31.5 million when compared to the prior quarter and have increased by $617.7 million or 16.0% when compared to March 31, 2012. The commercial loan portfolio continued to grow, rising by $38.4 million, or 5.1% on an annualized basis, during the quarter. The pipeline of new originations is steadily rebuilding following the high level of closings experienced during the fourth quarter. Offsetting the growth in commercial, the residential portfolio decreased by $57.5 million, or 38.0% on an annualized basis, due to the majority of new production being sold into the secondary market, as well as elevated prepayment activity. On a year-over year basis, the loan growth in the commercial portfolio has been strong, with balances increasing 16.2%. The consumer real estate portfolio, driven by home equities, has also seen robust growth as compared to the prior year with an increase of 17.0%.

Deposits remained steady at $4.6 billion at March 31, 2013, with core deposits representing 82.9% of total deposits. The increase in deposits as compared to the first quarter of 2012, represents growth of $605.7 million, or 15.4%, as the Company continues to focus on building profitable relationships. Total cost of deposits declined slightly to 0.24% for the quarter, reflecting the Company’s continued emphasis on core deposits.

The securities portfolio of $544.8 million increased by $37.2 million during the quarter due to purchases of $79.6 million, used to strengthen balance sheet liquidity and meet collateral needs, partly offset by principal pay downs. The securities portfolio represents 9.5% of total assets at March 31, 2013 as compared to 8.8% of total assets at December 31, 2012.

Stockholders’ equity at March 31, 2013 rose to $537.6 million, an increase of 1.6% for the quarter. As compared to the year ago period, stockholders’ equity has increased by $58.7 million, or 12.3%. The Tier 1 common ratio at March 31, 2013 increased to an estimated 8.98%, as compared to 8.76% in the prior quarter. The Company’s tangible common ratio was 6.76%, representing an increase from the prior quarter’s level of 6.56%.

NET INTEREST INCOME

Net interest income was $44.9 million for the first quarter of 2013, a $617,000 decrease from the linked quarter, primarily driven by the accelerated recognition of fair value discounts from payoffs of acquired loans in the prior quarter, which had a negative impact on the margin of six basis points on a comparative basis. In addition, the Company continues to experience lower earning asset yields coupled with a limited ability to further reduce the Company’s overall cost of funds. As a result of these factors, the Company’s net interest margin decreased, as anticipated, to 3.58% for the first quarter of 2013, representing a decrease of ten basis points.

NONINTEREST INCOME

The Company recorded noninterest income of $15.7 million during the first quarter of 2013 which represents a $1.3 million, or 7.6%, decrease from the prior quarter. Significant changes in noninterest income included the following:

  Investment management income increased by $218,000, or 6.0%, as assets under administration in the investment management division continued to increase to $2.3 billion at March 31, 2013, representing growth of $98.3 million, or 4.5% as compared to the linked quarter.
  Interchange and ATM fees decreased by $266,000, or 10.3%, due to a seasonal decrease in usage by customers.
  Income from loan level derivatives associated with the Company’s commercial customers decreased by $179,000 due to reduced new loan activity during the first quarter as the Company’s new business pipeline rebuilds.
  Other noninterest income decreased by $986,000, or 36.2%, driven by the prior quarter’s inclusion of $622,000 of income associated with certain tax credits, as well as decreases in various other categories, including commercial loan fees and income on called securities.

NONINTEREST EXPENSE

The Company recorded noninterest expense of $42.9 million during the first quarter of 2013 which represents a $2.1 million, or 4.7% decrease from the prior quarter. Significant changes in noninterest expense included the following:

  Merger and acquisition expenses associated with the Central Bancorp., Inc. acquisition were $1.3 million for the first quarter, representing a decrease of $4.1 million from the linked quarter.
  Salaries and employee benefits increased by $616,000, or 2.8%, largely as a result of an increase in salaries driven by the inclusion of Central’s employee base for the full quarter, and higher payroll taxes offset by a decrease in incentive program accruals.
  Occupancy and equipment expense increased $694,000, or 15.2%, mainly due to higher snow removal costs.
  Other noninterest expenses increased by $789,000, or 7.3%, mainly due to an increase in advertising expense of $701,000 due to the timing of a new marketing campaign.

The Company generated a return on average assets and a return on average common equity in the first quarter of 2013 of 0.88% and 9.25%, respectively, as compared to 0.73% and 7.68% for the quarter ended December 31, 2012. On an operating basis the return on average assets and the return on average common equity were 0.96% and 10.04%, respectively, in the first quarter, as compared to 1.00% and 10.54% in the fourth quarter.

ASSET QUALITY

The provision for loan losses was $1.3 million for the first quarter compared to $4.4 million for the quarter ended December 31, 2012. The provision for loan losses exceeded net charge-offs in both periods as the Company continues to prudently add to loan loss reserves in line with recent loan growth trends. For the quarter, net charge-offs decreased to $1.2 million, or 0.11%, on an annualized basis of average loans as compared to $2.3 million, or 0.21%, in the prior quarter. Nonperforming loans increased by $4.3 million to $33.1 million, or 0.74% of total loans at March 31, 2013, from $28.8 million, or 0.64% of total loans at December 31, 2012. Nonperforming assets increased to $46.8 million at the end of the first quarter compared to $42.4 million in the linked quarter. Delinquency as a percentage of loans increased to 1.05% at March 31, 2013 compared to 0.82% at December 31, 2012.

The allowance for loan losses was $51.9 million at March 31, 2013, an increase of $72,000 from the prior quarter levels. The Company’s allowance for loan losses was 1.16% and 1.15% as a percentage of total loans at March 31, 2013 and December 31, 2012, respectively.

Christopher Oddleifson and Denis K. Sheahan, Chief Financial Officer, of Independent Bank Corp. and Rockland Trust Company, will host a conference call to discuss first quarter earnings at 10:00 a.m. Eastern Time on Friday, April 26, 2013. Internet access to the call is available on the Company’s website at www.RocklandTrust.com or by telephonic access by dial-in at 1-888-317-6016 reference: INDB. A replay of the call will be available by calling 1-877-344-7529. Replay Pass code: 10027151. The webcast replay will be available until April 26, 2014.

Independent Bank Corp., which has Rockland Trust Company as a wholly-owned bank subsidiary, has approximately $5.7 billion in assets. Rockland Trust offers a wide range of commercial banking products and services, retail banking products and services, business and consumer loans, insurance products and services, and investment management services. To find out why Rockland Trust is the bank Where Each Relationship Matters®, visit www.RocklandTrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Operating earnings, which is a non-GAAP financial measure, excludes gain or loss due to items that management believes are unrelated to its core banking business and will not have a material financial impact on operating results in future periods, such as gains or losses on the sales of securities, merger and acquisition expenses, and other items. The Company’s management uses operating earnings to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such gains or losses. The Company has included information on operating earnings because management believes that investors may find it useful to have access to the same analytical tool used by management and may also find that it facilitates the comparison of the Company to other companies in the financial services industry. Non-GAAP operating earnings should not be viewed as a substitute for operating results determined in accordance with GAAP. An item which management deems to be non-core and excludes when computing non-GAAP operating earnings can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP operating earnings are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY

				% Change	% Change
CONSOLIDATED BALANCE SHEETS	March 31,	December 31,	March 31,	Mar. 2013 vs.	Mar. 2013 vs.
(Unaudited Dollars in thousands)	2013	2012	2012	Dec. 2012	Mar. 2012

Assets
Cash and due from banks	$70,434	$98,144	$57,658	-28.23%	22.16%
Interest earning deposits with banks	129,406	117,330	75,865	10.29%	70.57%
Fed funds sold	-	-	2,269	0.00%	-100.00%
Securities
Securities available for sale	335,693	329,286	362,109	1.95%	-7.30%
Securities held to maturity	209,090	178,318	200,921	17.26%	4.07%
Total securities	544,783	507,604	563,030	7.32%	-3.24%

Loans held for sale	36,790	48,187	22,846	-23.65%	61.03%
Loans
Commercial and industrial	702,486	687,511	599,603	2.18%	17.16%
Commercial real estate	2,123,778	2,122,153	1,853,711	0.08%	14.57%
Commercial construction	211,984	188,768	148,034	12.30%	43.20%
Small business	77,220	78,594	79,937	-1.75%	-3.40%
Total commercial	3,115,468	3,077,026	2,681,285	1.25%	16.19%
Residential real estate	547,649	604,668	402,910	-9.43%	35.92%
Residential construction	7,764	8,213	13,291	-5.47%	-41.58%
Home equity - 1st position	481,935	487,246	425,245	-1.09%	13.33%
Home equity - 2nd position	310,695	314,903	310,578	-1.34%	0.04%
Total consumer real estate	1,348,043	1,415,030	1,152,024	-4.73%	17.02%
Other consumer	23,967	26,955	36,447	-11.09%	-34.24%
Total loans	4,487,478	4,519,011	3,869,756	-0.70%	15.96%
Less - allowance for loan losses	(51,906)	(51,834)	(48,340)	0.14%	7.38%
Net loans	4,435,572	4,467,177	3,821,416	-0.71%	16.07%
Federal Home Loan Bank stock	38,674	41,767	33,564	-7.41%	15.22%
Bank premises and equipment	55,160	55,227	49,678	-0.12%	11.04%
Goodwill and core deposit intangible	161,616	162,144	140,323	-0.33%	15.17%
Other assets	248,685	259,405	219,090	-4.13%	13.51%
Total assets	$5,721,120	$5,756,985	$4,985,739	-0.62%	14.75%

Liabilities and Stockholders' Equity
Deposits
Demand deposits	$1,199,623	$1,248,394	$1,015,231	-3.91%	18.16%
Savings and interest checking accounts	1,711,477	1,691,187	1,501,826	1.20%	13.96%
Money market	872,044	853,971	803,744	2.12%	8.50%
Time certificates of deposit	768,266	753,125	624,912	2.01%	22.94%
Total deposits	4,551,410	4,546,677	3,945,713	0.10%	15.35%
Borrowings
Federal Home Loan Bank and other borrowings	267,091	283,569	194,580	-5.81%	37.27%
Wholesale repurchase agreements	50,000	50,000	50,000	0.00%	0.00%
Customer repurchase agreements	129,618	153,359	147,678	-15.48%	-12.23%
Junior subordinated debentures	74,073	74,127	61,857	-0.07%	19.75%
Subordinated debentures	30,000	30,000	30,000	0.00%	0.00%
Total borrowings	550,782	591,055	484,115	-6.81%	13.77%
Total deposits and borrowings	5,102,192	5,137,732	4,429,828	-0.69%	15.18%
Other liabilities	81,353	89,933	77,048	-9.54%	5.59%
Stockholders' equity
Common stock	226	225	213	0.44%	6.10%
Additional paid in capital	270,927	269,950	235,381	0.36%	15.10%
Retained earnings	270,891	263,671	247,097	2.74%	9.63%
Accumulated other comprehensive loss, net of tax	(4,469)	(4,526)	(3,828)	-1.26%	16.75%
Total stockholders' equity	537,575	529,320	478,863	1.56%	12.26%
Total liabilities and stockholders' equity	$5,721,120	$5,756,985	$4,985,739	-0.62%	14.75%

CONSOLIDATED STATEMENTS OF INCOME	Three Months Ended
(Unaudited Dollars in thousands)				% Change	% Change
	March 31,	December 31,	March 31,	Mar. 2013 vs.	Mar. 2013 vs.
	2013	2012	2012	Dec. 2012	Mar. 2012

Interest income
Interest on fed funds sold and short term investments	$34	$47	$33	-27.66%	3.03%
Interest and dividends on securities	3,540	3,753	4,556	-5.68%	-22.30%
Interest on loans	46,978	47,166	43,077	-0.40%	9.06%
Interest on loans held for sale	268	448	130	-40.18%	106.15%
Total interest income	50,820	51,414	47,796	-1.16%	6.33%
Interest expense
Interest on deposits	2,665	2,658	2,739	0.26%	-2.70%
Interest on borrowed funds	3,293	3,277	3,204	0.49%	2.78%
Total interest expense	5,958	5,935	5,943	0.39%	0.25%
Net interest income	44,862	45,479	41,853	-1.36%	7.19%
Less - provision for loan losses	1,300	4,350	1,600	-70.11%	-18.75%
Net interest income after provision for loan losses	43,562	41,129	40,253	5.92%	8.22%
Noninterest income
Deposit account fees	4,217	4,159	3,889	1.39%	8.43%
Interchange and ATM fees	2,328	2,594	2,368	-10.25%	-1.69%
Investment management	3,884	3,666	3,563	5.95%	9.01%
Mortgage banking income	2,281	2,261	1,330	0.88%	71.50%
Increase in cash surrender value of life insurance policies	746	903	713	-17.39%	4.63%
Loan level derivative income	532	711	328	-25.18%	62.20%
Other noninterest income	1,736	2,722	1,718	-36.22%	1.05%
Total noninterest income	15,724	17,016	13,909	-7.59%	13.05%
Noninterest expense
Salaries and employee benefits	22,715	22,099	21,436	2.79%	5.97%
Occupancy and equipment expenses	5,249	4,555	4,300	15.24%	22.07%
Data processing and facilities management	1,184	1,227	1,175	-3.50%	0.77%
FDIC assessment	821	878	749	-6.49%	9.61%
Merger and acquisition expenses	1,345	5,474	-	-75.43%	100.00%
Other noninterest expense	11,606	10,817	9,698	7.29%	19.67%
Total noninterest expense	42,920	45,050	37,358	-4.73%	14.89%
Income before income taxes	16,366	13,095	16,804	24.98%	-2.61%
Provision for income taxes	4,114	3,127	4,621	31.56%	-10.97%
Net income	$12,252	$9,968	$12,183	22.91%	0.57%

Basic earnings per share	$0.54	$0.45	$0.57	20.00%	-5.26%
Diluted earnings per share	$0.54	$0.45	$0.56	20.00%	-3.57%
Basic average shares	22,823,753	22,286,841	21,561,006
Diluted average shares	22,869,793	22,318,343	21,585,487

Performance ratios
Net interest margin (FTE)	3.58%	3.68%	3.82%
Return on average assets	0.88%	0.73%	1.00%
Return on average common equity	9.25%	7.68%	10.31%

Reconciliation table - non-GAAP financial information
Net income	$12,252	$9,968	$12,183	22.91%	0.57%
Noninterest income components
Less - gain on sale of securities, net of tax	-	(3)	-
Noninterest expense components
Add - prepayment fees on borrowings, net of tax	-	4	-
Add - severance, net of tax	192	-	-
Add - merger & acquisition expenses, net of tax	856	3,710	-
Net operating earnings	$13,300	$13,679	$12,183	-2.77%	9.17%

Diluted earnings per share, on an operating basis	$0.58	$0.61	$0.56	-4.92%	3.57%

Reconciliation table - non-GAAP financial information
(Unaudited Dollars in thousands)	Three Months Ended
				% Change	% Change
	March 31,	December 31,	March 31,	Mar. 2013 vs.	Mar. 2013 vs.
	2013	2012	2012	Dec. 2012	Mar. 2012

Noninterest income GAAP	$15,724	$17,016	$13,909	-7.59%	13.05%
Less - net gain on sale of securities	-	(5)	-	100.00%	n/a
Total noninterest income as adjusted	$15,724	$17,011	$13,909	-7.57%	13.05%

Noninterest expense GAAP	$42,920	$45,050	$37,358	-4.73%	14.89%
Less - prepayment fee on borrowings	-	(7)	-	100.00%	n/a
Less - severance	(325)	-	-	-100.00%	-100.00%
Less - merger and acquisition expenses	(1,345)	(5,474)	-	-75.43%	-100.00%
Total noninterest expense as adjusted	$41,250	$39,569	$37,358	4.25%	10.42%

Asset quality	Nonperforming Assets			Net Charge-Offs
	At			For the Three Months Ending
	March 31,	December 31,	March 31,	March 31,	December 31,	March 31,
	2013	2012	2012	2013	2012	2012

Nonperforming loans
Commercial & industrial loans	$3,188	$2,666	$2,429	$287	($326)	($185)
Commercial real estate loans	9,355	6,574	15,015	407	990	604
Small business loans	680	570	544	106	197	118
Residential real estate loans	11,950	11,472	10,465	61	581	109
Home equity	7,687	7,311	2,773	256	646	737
Other consumer	231	173	420	111	174	137
Total Nonperforming Loans / Total Net Charge-offs	$33,091	$28,766	$31,646	$1,228	$2,262	$1,520
Nonaccrual securities	1,903	1,511	1,400
Other assets in possession	176	176	92
Other real estate owned	11,645	11,974	7,598
Total nonperforming assets	$46,815	$42,427	$40,736

Nonperforming loans/gross loans	0.74%	0.64%	0.82%
Allowance for loan losses/nonperforming loans	156.86%	180.19%	152.75%
Gross loans/total deposits	98.60%	99.39%	98.07%
Allowance for loan losses/total loans	1.16%	1.15%	1.25%

Net charge-offs to average loans (quarter annualized)				0.11%	0.21%	0.16%
	Troubled Debt Restructurings
	At
	March 31,	December 31,	March 31,
	2013	2012	2012
Troubled debt restructurings on accrual status	$41,682	$46,764	$38,006
Troubled debt restructurings on nonaccrual status	8,748	6,554	9,189
Total troubled debt restructurings	$50,430	$53,318	$47,195

	Three Months Ending	Three Months Ending	Three Months Ending
	March 31,	December 31,	March 31,
Nonperforming assets reconciliation	2013	2012	2012
Nonperforming assets beginning balance	$42,427	$41,529	$37,149
New to Nonperforming	10,243	6,927	8,803
Loans charged-off	(1,574)	(3,053)	(1,944)
Loans paid-off	(2,402)	(2,438)	(1,172)
Loans transferred to other real estate owned/other assets	(771)	(1,632)	(1,503)
Loans restored to accrual status	(1,096)	(2,194)	(1,870)
New to other real estate owned	771	1,632	1,503
Acquired other real estate owned	-	2,633	-
Sale of other real estate owned	(918)	(1,281)	(1,587)
Other	135	304	1,357
Nonperforming assets ending balance	$46,815	$42,427	$40,736

	March 31,	December 31,	March 31,
Financial ratios	2013	2012	2012
Book value per common share	$23.50	$23.24	$22.16
Tangible common book value per share (proforma to include
the tax deductibility of goodwill) - non-GAAP	$17.31	$17.00	$16.59
Tangible common capital/tangible assets	6.76%	6.56%	6.99%
Tangible common capital/tangible asset (proforma to include
the tax deductibility of goodwill) - non-GAAP	7.09%	6.90%	7.37%

Capital adequacy
Tier one leverage capital ratio (1)	8.51%	8.65%	8.77%
Tier one common ratio (1)	8.98%	8.76%	9.18%
(1) Estimated number for March 31, 2013

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited - Dollars in thousands)	Three Months Ended
	March 31, 2013			December 31, 2012			March 31, 2012
		Interest			Interest			Interest
	Average	Earned/	Yield/	Average	Earned/	Yield/	Average	Earned/	Yield/
	Balance	Paid	Rate	Balance	Paid	Rate	Balance	Paid	Rate

Interest-earning assets
Interest earning deposits with banks, federal funds sold, and short term investments	$53,149	$34	0.26%	$79,894	$47	0.23%	$53,228	$33	0.25%
Securities
Trading assets	-	-	-	-	-	-	5,490	38	2.78%
Taxable investment securities	523,550	3,529	2.73%	509,289	3,742	2.92%	530,323	4,489	3.40%
Nontaxable investment securities (1)	916	18	7.97%	915	19	8.26%	2,493	49	7.91%
Total securities	524,466	3,547	2.74%	510,204	3,761	2.93%	538,306	4,576	3.42%
Loans held for sale	41,890	268	2.59%	48,091	448	3.71%	17,189	130	3.04%
Loans
Commercial and industrial	693,284	6,838	4.00%	666,606	6,666	3.98%	579,087	5,901	4.10%
Commercial real estate (1)	2,121,824	23,729	4.54%	2,027,330	24,702	4.85%	1,848,121	22,734	4.95%
Commercial construction	199,303	2,016	4.10%	182,293	1,882	4.11%	142,729	1,543	4.35%
Small business	77,688	1,060	5.53%	78,719	1,120	5.66%	78,706	1,137	5.81%
Total commercial	3,092,099	33,643	4.41%	2,954,948	34,370	4.63%	2,648,643	31,315	4.76%
Residential real estate	572,715	5,837	4.13%	514,605	5,055	3.91%	410,604	4,466	4.37%
Residential construction	7,902	81	4.16%	8,419	87	4.11%	11,622	130	4.50%
Home equity	797,204	7,094	3.61%	797,792	7,289	3.63%	717,620	6,660	3.73%
Total consumer real estate	1,377,821	13,012	3.83%	1,320,816	12,431	3.74%	1,139,846	11,256	3.97%
Other consumer	25,884	561	8.79%	27,490	615	8.90%	38,698	771	8.01%
Total loans	4,495,804	47,216	4.26%	4,303,254	47,416	4.38%	3,827,187	43,342	4.55%
Total interest-earning assets	$5,115,309	$51,065	4.05%	$4,941,443	$51,672	4.16%	$4,435,910	$48,081	4.36%
Cash and due from banks	68,653			70,404			58,226
Federal Home Loan Bank stock	41,045			38,201			35,275
Other assets	420,470			405,179			367,401
Total assets	$5,645,477			$5,455,227			$4,896,812
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$1,612,395	$707	0.18%	$1,548,798	$729	0.19%	$1,424,455	$697	0.20%
Money market	868,405	578	0.27%	842,574	586	0.28%	769,891	639	0.33%
Time deposits	758,504	1,380	0.74%	697,599	1,343	0.77%	626,478	1,403	0.90%
Total interest-bearing deposits	$3,239,304	$2,665	0.33%	$3,088,971	$2,658	0.34%	$2,820,824	$2,739	0.39%
Borrowings
Federal Home Loan Bank and other borrowings	$279,258	$1,420	2.06%	$253,758	$1,398	2.19%	$226,365	$1,344	2.39%
Wholesale repurchase agreements	50,000	286	2.32%	50,000	292	2.32%	50,000	289	2.32%
Customer repurchase agreements	147,966	49	0.13%	176,624	57	0.13%	158,489	110	0.28%
Junior subordinated debentures	74,104	999	5.47%	68,587	983	5.70%	61,857	920	5.98%
Subordinated debentures	30,000	539	7.29%	30,000	547	7.25%	30,000	541	7.25%
Total borrowings	$581,328	$3,293	2.30%	$578,969	$3,277	2.25%	$526,711	$3,204	2.45%
Total interest-bearing liabilities	$3,820,632	$5,958	0.63%	$3,667,940	$5,935	0.64%	$3,347,535	$5,943	0.71%
Demand deposits	1,200,810			1,178,975			985,455
Other liabilities	86,769			92,158			88,598
Total liabilities	$5,108,211			$4,939,073			$4,421,588
Stockholders' equity	537,266			516,154			475,224
Total liabilities and stockholders' equity	$5,645,477			$5,455,227			$4,896,812

Net interest income		$45,107			$45,737			$42,138

Interest rate spread (2)			3.42%			3.53%			3.65%

Net interest margin (3)			3.58%			3.68%			3.82%

Supplemental Information
Total deposits, including demand deposits	$4,440,114	$2,665		$4,267,946	$2,658		$3,806,279	$2,739
Cost of total deposits			0.24%			0.25%			0.29%
Total funding liabilities, including demand deposits	$5,021,442	$5,958		$4,846,915	$5,935		$4,332,990	$5,943
Cost of total funding liabilities			0.48%			0.49%			0.55%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $245,000, $258,000, and $285,000 for the three months ended March 31, 2013, December 31, 2012, and March 31, 2012, respectively.

(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.

(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

CONTACT:
Independent Bank Corp.
Chris Oddleifson, 781-982-6660
President and
Chief Executive Officer
or
Denis K. Sheahan, 781-982-6341
Chief Financial Officer